Exhibit 10.55

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of this 22nd day of October, 2007, by and among Allozyne, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Schedule A attached hereto under the heading “Investors” (each an “Investor” and collectively referred to as the “Investors”), the Institute for Systems Biology. A Washington non-profit corporation (“ISB”) and the individuals and entities listed on Schedule A attached hereto under the heading “Holders” and each individual or entity who shall, after the date hereof, acquire shares of Common Stock (as defined below) and become a party to this Agreement by executing and delivering to the Company an Instrument of Adherence substantially in the form of Schedule B attached hereto (each such individual and entity is a “Holder” and collectively such individuals and entities are referred to as the “Holders”; and the Investors, ISB and the Holders are each referred to as a “Stockholder” and are collectively referred to as the “Stockholders”).

RECITALS

WHEREAS, the Holders hold shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and/or shares of Common Stock issued upon conversion thereof, and have outlined the means for providing for the efficient management, control and operation of the business of the Company and for the right of first refusal and co-sale in favor of the Existing Investors in connection with certain transfers of securities of the Company pursuant to that certain Stockholders Agreement dated as of October 19, 2005 between the Company, the Existing Investors and the Holders (as originally executed, and as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, the “Prior Agreement”);

WHEREAS, the Existing Investors and the Holders (collectively referred to as the “Existing Stockholders”) are holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted basis) held by the Existing Stockholders, and the Existing Stockholders desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, certain of the Investors are parties to that certain Series B Convertible Preferred Stock Purchase Agreement of even date herewith between the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors; and

WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Company (as originally adopted, and as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, the “Charter”) provides that (a) the holders of record of the shares of the Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Company and the holders of record of the shares of Series B Convertible Preferred Stock, par value $0.001 (the “Series B Preferred Stock,” which includes both Series B-1 Preferred Stock and Series B-2 Preferred Stock, as both are defined in the Charter, and the Series B Preferred Stock together with the Series A Preferred Stock, referred to collectively herein as the “Preferred Stock”) shall be entitled to elect two (2) directors of the Company; (b) the holders of record of the shares of Common Stock, voting a separate class, shall be entitled to elect one (1) director of the Company, provided that such choice is approved by the Investors holding a majority of the Preferred Stock then held by all Investors.

NOW, THEREFORE, the Existing Investors, the Holders and the Company hereby agree that the Prior Agreement shall be amended and restated as follows:

1. Voting Provisions Regarding Board of Directors.

1.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors of the Company (the “Board”) shall be set and remain at six (6) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a) At each election of directors in which the holders of the Series A Preferred Stock, voting as a separate class, are entitled to elect two (2) directors of the Company (the “Series A Directors”), (i) one individual designated by MPM Bioventures Fund III-QP, L.P. (“MPM”), which individual shall initially be Michael Steinmetz, and (ii) one individual designated by ARCH Venture Fund V, L.P. (“ARCH”), which individual shall initially be Steve Gillis; provided, however, that, notwithstanding the foregoing, if either MPM or ARCH fails to purchase the number of shares of the Company’s Series B-2 Convertible Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock”), required to be purchased by such Investor at the Milestone Closing (as defined in the Purchase Agreement), then such Investor shall no longer be entitled to designate a representative to the Board and such Board seat shall be filled in accordance with the provisions of the Charter;

(b) At each election of directors in which the holders of the Series B Preferred Stock, voting as a separate class, are entitled to elect two (2) directors of the Company

(the “Series B Directors”), (i) one individual designated by OVP Venture Partners VI, L.P. (“OVP”), which individual shall initially be Carl Weissman, and (ii) one individual designated by Amgen Ventures LLC (“Amgen”), which individual shall initially be Jay Hagan; provided, however, that, notwithstanding the foregoing, if either OVP or Amgen fails to purchase the number of shares of Series B-2 Preferred Stock required to be purchased by such Investor at the Milestone Closing, then such Investor shall no longer be entitled to designate a representative to the Board and such Board seat shall be filled in accordance with the provisions of the Charter;

(c) The person serving as the Company’s Chief Executive Officer (the “CEO Director”), who shall initially be Meenu Chhabra; provided that if for any reason the person serving as the CEO Director ceases to serve as the Chief Executive Officer of the Company for any reason, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(d) One (1) individual that is (i) designated by a majority of the holders of the Common Stock, voting as a separate class, and (ii) approved by Investors holding a majority of the outstanding Preferred Stock held by all Investors (the “Common Director”), which individual shall initially be David Tirrell.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners of or shares the same management company with such Person.

1.3 Failure to Designate a Board Member. In the absence of any designation from the persons or groups with the right to designate a director as specified in Section 1.2, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein. Until such designee is chosen, the remaining members of the Board shall continue to operate as a fully functioning Board.

1.4 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s), or by the holders of a majority of the shares of stock, entitled under Section 1.2 to designate that director (ii) the Person(s) originally entitled to designate or approve such director pursuant to Section 1.2 is no longer so entitled to designate or approve such director, and

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5 No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6 Chairman of the Board. The Board shall have an Executive Chairman to oversee Board meetings. Michael Steinmetz shall initially serve as the Executive Chairman of the Board.

2. Observer Rights.

2.1 Observer Rights Generally. Each of (1) MPM, for so long as MPM owns at least 100,000 shares of Series A Preferred Stock or Series B Preferred Stock (as appropriately adjusted to reflect any stock split, subdivision or combination of the Series A Preferred Stock or Series B Preferred Stock, as the case may be) and (2) any Investor that (i) owns at least 100,000 shares of Series A Preferred Stock or Series B Preferred Stock (as appropriately adjusted to reflect any stock split, subdivision or combination of the Series A Preferred Stock or Series B Preferred Stock, as the case may be), and (ii) does not have a representative sitting on the Board, shall have the right to designate one (1) representative of such Investor to serve as a non-voting observer (each, an “Observer”) of the Board; provided that prior to commencing service as an Observer and from time to time thereafter promptly upon any change in circumstance or at the request of the Company, each Observer shall disclose to the Company (which disclosure shall be in writing if the Company so requests) any conflicts of interest such Observer may have with any party engaged in any business activity that is in competition, directly or indirectly, with the products or services being developed, offered, marketed, sold or licensed by the Company. Each such Investor may remove its Observer or appoint an Observer if a vacancy in such position occurs for any reason by delivery of a written notice to the Secretary of the Company. For purposes of applying the provisions of this Section 2.1, Investors that are Affiliates shall be entitled to only one (1) Observer as a group. The initial Observer designed by MPM shall be William Greene and the initial Observer designated by Alexandria Accelerator LLC shall be Imran N. Alibhai.

2.2 Procedures; Limitations. The Company or the applicable members of the Board will give each Observer oral or written notice of each meeting of the Board (whether annual or special) at the same time and in the same manner as oral or written notice is given to the applicable members of the Board (which notice may be waived by each Observer). Notwithstanding the foregoing, if an Observer attends (or, in the case of a telephonic meeting, listens by telephone to) any such meeting of the Board, then such Observer shall be deemed to have had proper notice of such meeting. Notwithstanding anything contained herein to the contrary, the failure of an Observer to be given notice of a meeting of the Board pursuant to the immediately preceding two sentences or to attend such meeting shall not in any way affect the authority of the Board to have or to adopt resolutions at such meeting or the legitimacy of any actions taken by the Board at such meeting. Subject to the foregoing, the Company will permit the Observers to attend (or, in the case of a telephonic meeting, to listen by telephone to) each meeting of the Board as non-voting observers. The Company shall provide each Observer all written materials and other information (including copies of meeting minutes) given to the members of the Board in connection with any such meeting at the same time as such information is delivered to the members of the Board and, if an Observer does not attend (or, in the case of a telephonic meeting, does not listen by telephone to) a meeting of the Board, such Observer will be entitled, upon request, to receive the written minutes or an oral summary of the meeting from the Secretary of the Company. Prior to attending or listening to any meeting of the Board or obtaining any documents or summaries of such meetings, each Observer shall agree in writing to be bound by the same duties of confidentiality, good faith and loyalty as if such Observer were a member of the Board. If the Company takes any action by written consent of the Board in lieu of a meeting of the Board, then the Company shall give prompt written notice of such action to the Observers. In all cases where notice, meeting materials or minutes would otherwise be required to be delivered to an Observer or where an Observer would be permitted to attend a meeting under this Section 2, the Company reserves the right not to provide notice, meeting materials or minutes relating to and to exclude Observers from any meeting or portion thereof if the Board determines in good faith that the delivery of such information or attendance at such meeting by such Observer would result in disclosure of trade secrets or other material confidential information to such Observer, present an actual or potential conflict of interest between such Observer and the Company, would adversely affect the attorney-client privilege between the Company and its counsel or would otherwise be materially injurious to the Company in such circumstances. Observers shall be solely responsible for maintaining current phone and fax numbers, and mailing and electronic mail instructions on file with the Company.

3. Transfers.

3.1 Prohibited Transfers. No Holder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of, by gift or otherwise (collectively, a “Transfer”) all or any of his, her or its Shares except as expressly provided in this Agreement. Notwithstanding the foregoing, a Holder may Transfer all or any of his, her or its Shares (i) by way of gift to any family member or to any trust or limited liability company for the benefit of any such family member of such Holder, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Holder; or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Holder (each such transferee as described in Sections 3.l(i) and 3.l(ii), a “Permitted Transferee”); or (iii) by transfer to an Affiliate or Affiliates by a Transfer of Shares in compliance with this Section 3.1 and Section 3.4. No Transfer of Shares to a Permitted Transferee shall be effective if the purpose of such Transfer shall have been to circumvent the provisions of this Agreement. Any Transfer of Shares pursuant to this Section 3.1 shall be expressly conditioned upon the transferee of such Shares becoming a party to this Agreement by executing an Instrument of Adherence substantially in the form attached hereto as Schedule B

(an “Instrument of Adherence”), in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Holder, and all Shares transferred shall at all times remain subject to the terms of this Agreement in the hands of the transferee. As used herein, the term “family member” means a person’s parents, spouse, children, and siblings, in each case, whether by blood, marriage or adoption. Notwithstanding anything to the contrary herein, no Holder may Transfer his, her or its Shares to a third party for any consideration other than cash.

3.2 Right of First Refusal on Dispositions of Shares.

(a) If at any time any Holder desires to sell all or any portion of such Holder’s Shares pursuant to a third party (a “Proposed Transferee”), such selling Holder shall, within five (5) Business Days after the Proposed Transferee has delivered such offer to such selling Holder, submit a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) to the Investors on terms and conditions, including price, not less favorable to the Investors than those on which the selling Holder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the selling Holder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale, and shall be accompanied by a copy of the written offer to purchase the Offered Shares from the Proposed Transferee. The Offer shall further state that the Investors may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth in the Offer. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday, any federal holidays and any state holidays in the State of Washington.

(b) Each Investor shall have the absolute right to purchase up to that number of Offered Shares as shall be equal to the aggregate number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such Investor and the denominator of which is the aggregate number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by all of the Investors. The amount of Offered Shares that each participating Investor is entitled to purchase under this Section 3.2(b) shall be referred to as its “Pro Rata Fraction.”

(c) The participating Investors shall have a right of oversubscription such that if any other Investor fails to accept the Offer as to its Pro Rata Fraction, the other participating Investors shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription shall be exercised by a participating Investor accepting the Offer in writing to the Company and the selling Holder for the number of Offered Shares such Investor desires to purchase in excess of its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing participating Investors shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

(d) If an Investor desires to purchase all or any part of the Offered Shares, such Investor shall deliver in person or mail such written communication to the selling Holder at the address set forth in accordance with Section 5.1 below within ten (10) Business Days after the date the Offer was delivered to the Investors, which communication shall state the number of Offered Shares such Investor desires to purchase. Such written communication by a Investor shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares by the Investors. Sales of the Offered Shares to be sold to the participating Investors pursuant to this Section 3.2 shall be made at the offices of the Company on the 20th Business Day after the date the Offer was delivered to the Investors. Such sales shall be effected by the selling Holder’s delivery to a participating Investor of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such participating Investor against payment to the selling Holder of the purchase price therefor by said participating Investor.

(e) If the Investors do not purchase all of the Offered Shares within the time frame specified in Section 3.2(d), the remaining Offered Shares shall be subject to a right of first refusal in favor of the Company (the “Company Right of Refusal”). If the Company desires to exercise all or a portion of the Company Right of Refusal, the Company shall deliver in person or mail such written communication to the selling Holder at the address set forth in accordance with Section 5.1 below within ten (10) Business Days after the date the Company was notified by the Holder of the Company Right of First Refusal, which communication shall state the number of Offered Shares the Company desires to purchase. Such written communication by the Company shall, when taken in conjunction with the Offer by the selling Holder, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares by the Company.

(f) Notwithstanding the foregoing, if the total number of Offered Shares that the Investors and the Company have agreed to purchase is less than the total number of Offered Shares, then the Investors and the Company shall be deemed to have forfeited any right to purchase such Offered Shares, and the selling Holder shall be free to sell all, but not less than all, of the Offered Shares to the Proposed Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Offer, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including without limitation the terms and restrictions set forth in Sections 3.3, 4 and 5.2; (ii) any future proposed Holder Transfer shall remain subject to the terms and conditions of this Agreement; and (iii) such sale shall be consummated within forty-five (45) Business Days after receipt of the Offer by the Investors and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the right of first refusal in favor of the Investors and the Company Right of Refusal on the terms set forth herein. If Offered Shares are sold pursuant to this Section 3.2 to a Investor or any Affiliate thereof, in such case only, the Offered Shares so sold to such Investor shall no longer be subject to any of the restrictions imposed by this Agreement.

(g) Except as otherwise provided herein, no Holder shall Transfer any Shares to any person (including any transfers pursuant to this Section 3.2), other than a Investor, who does not first execute an Instrument of Adherence. If any Transfer of Shares is attempted contrary to the provisions of this Agreement, the Company and the Investors shall have the right to (i) purchase such Shares from the transferring Holder or his or her purported transferee; (ii) obtain a temporary and/or permanent injunction restraining such transfer (no bond or other security shall be required in connection with such action); or (iii) refuse to recognize any purported transferee as a Holder and may continue to treat the transferor as a Holder for all purposes, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been complied with. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

3.3 Co-Sale Right.

(a) If at any time a Holder proposes to Transfer or sell any Shares (the “Co-Sale Shares”) to any person other than the Company (a “Buyer”), each of the Investors shall have the right to sell to the Buyer, as a condition to such sale by such Holder, at the same price per share and on the same terms and conditions as involved in such sale by such Holder (as stated in the Offer provided under Section 3.2(a)), such number of shares equal to the Co-Sale Shares multiplied by a fraction, the numerator of which is the aggregate number of shares of capital stock of the Company (calculated on a fully-diluted basis) owned by the particular Investor desiring to sell shares to a Buyer, and the denominator of which is the sum of all shares of capital stock of the Company (calculated on a fullydiluted basis) owned by all Investors desiring to participate in a sale to a Buyer under this Section 3.3.

(b) Each Investor wishing to participate in any sale under this Section 3.3 shall notify in writing the Holder selling hereunder of such intention as soon as practicable after such Investor’s receipt of the Offer made pursuant to Section 3.2(a), and in any event within ten (10) Business Days after the date such Offer was delivered to the Investors.

(c) The Holder selling hereunder and each participating Investor shall sell to the Buyer all, or at the option of the Buyer, any part of the shares proposed to be sold by them at not less than the price and upon such other terms and conditions, if any, not more favorable to the Buyer than those in the Offer provided by such Holder under Section 3.2(a); provided, however, that any purchase of less than all of such shares by the Buyer shall be deducted from the number of shares offered to be sold by such Holder and each participating Investor pro rata based upon the applicable number of Co-Sale Shares desired to be sold by the Holder and the number of shares that each participating Investor is entitled to sell pursuant to Section 3.3(a).

(d) Any sale of securities pursuant to this Section 3.3 shall be expressly conditioned upon the Buyer of such securities becoming a party to this Agreement by executing an Instrument of Adherence, in which event such Buyer shall be bound by all of the provisions of this Agreement to the same extent as if such Buyer were the Holder selling such securities, and all securities sold shall at all times remain subject to the terms of this Agreement in the hands of such Buyer.

3.4 Prohibition on Transfers of Shares to Competitors. Without the prior approval of the Board, no Stockholder may at any time Transfer any Shares to any individual, company, partnership or other entity that engages in any business activity that is in competition, directly or indirectly, with the products or services being developed, offered, marketed, sold or licensed by the Company. The determination of whether any proposed transferee engages in any business activity that is in competition with those of the Company shall be made by the Board in good faith. This prohibition shall be applicable in addition to and separately from the other provisions hereof.

3.5 Failure to Deliver Shares.

(a) If any Holder (or such Holder’s legal representative) who has become obligated to sell Shares hereunder shall fail to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Holder by registered mail, return receipt requested, or express overnight courier service the purchase price for such Shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares, and thereupon all of such Holder’s rights in and to such Shares shall terminate.

(b) In the event of any sale, transfer, assignment or other disposition of any capital stock of the Company by a Holder in violation of any provision of Section 3.3, each Investor shall have the right to elect to cause such Holder to purchase, and such Holder shall be obligated to purchase from such Investor, at the same price per share and on the same terms and conditions as involved in such sale by the Holder, such number of shares of capital stock (calculated on a fully-diluted basis) equal to the number of shares sold by such Holder multiplied by a fraction, the numerator of which is the aggregate number of shares of capital stock owned by any particular Investor desiring to sell shares to such Holder under this Section 3.5 (calculated on a fully-diluted basis) and the denominator of which is the sum of all shares of capital stock owned by all Investors desiring to sell shares to such Holder under this Section 3.5 (calculated on a fully-diluted basis).

4. Drag-Along Right.

4.1 Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Charter.

4.2 Actions to be Taken. In the event that the holders of 75% of the outstanding shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock (the “Selling Investors”) approve a Sale of the Company in writing, specifying that this Section 4 shall apply to such transaction, then each Stockholder hereby agrees:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Charter required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 4.3 below, on the same terms and conditions as the Selling Investors;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 4, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 4 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

4.3 Exceptions. Notwithstanding the forgoing, a Stockholder will not be required to comply with Section 4.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances,

(ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) The Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company;

(c) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other Person, and is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Charter);

(d) liability shall be limited to such Stockholder’s pro rata share (determined in proportion to proceeds received by such Stockholder in connection with such Proposed Sale in accordance with the provisions of the Charter) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration actually paid to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(e) upon the consummation of the Proposed Sale, (i) each holder of each series of the Company’s Preferred Stock and each holder of Common Stock will, subject to Section 4.2(f), receive the same form of consideration for their shares of Common Stock and Preferred Stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock, and (iv) unless the holders of 75% of the outstanding shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Charter in effect immediately prior to the Proposed Sale; and

(f) subject to Section 4.3(e), requiring the same form of consideration to be received by the holders of the Common Stock and Preferred Stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option.

4.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all Stockholders are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Charter in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless the holders of 75% of the outstanding shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such transaction or series of related transactions.

5. Miscellaneous.

5.1 Notices. All notices, requests, consents and other communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, by express overnight courier service, or by electronic mail or facsimile transmission (with a confirming copy sent by U.S. mail, first class, postage prepaid mail), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth in Schedule A or at such other address as may hereafter be designated in writing by the addressee, with a copy to the respective party’s counsel listed therein. All notices shall be considered to be delivered three (3) days after dispatch in the event of first class or registered mail, and on the next succeeding Business Day in the event of electronic mail or facsimile transmission (with continuation of receipt) or overnight courier service.

5.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns and shall be binding upon any person, firm, company or other entity to whom any shares of Stock are transferred (even if in violation of the provisions of this Agreement) and the heirs, executors, personal representatives, successors and assigns of such person, firm, company or other entity. No provision of this Agreement shall be construed to provide a benefit to any party hereto who no longer owns any Stock.

5.3 Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Charter, provided that the provisions of Section 4 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 4 with respect to such Sale of the Company.

5.4 Legends.

(a) Each certificate representing Shares owned by a Holder or issued to any person in connection with a transfer pursuant to Section 3 hereof shall be endorsed with a legend in substantially the following form (the “Transfer Legend”):

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. A COPY WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the Transfer Legend to enforce the provisions of this Agreement and the Company agrees to promptly do so. The Transfer Legend shall be removed at the request of any Holder following termination of this Agreement.

(b) Each certificate representing Stock now or hereafter owned by any party hereto or issued shall be endorsed with a legend in substantially the following form (the “Voting Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH STOCKHOLDERS

AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Voting Legend from any such certificate and will place or cause to be placed the Voting Legend on any new certificate issued to represent Stock theretofore represented by a certificate carrying the Voting Legend.

5.5 Entire Agreement. This Agreement, the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement) together with all exhibits and schedules to the such agreements, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and, subject to the terms and conditions herein, supersede all prior and contemporaneous agreements and understandings, whether oral or written, of any of the parties hereto with respect thereto.

5.6 Amendment and Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing executed by the Company and the Stockholders owning 75% of the then outstanding shares of Common Stock and Preferred Stock held by all Stockholders, with such shares voting or consenting, as the case may be, together as a single class on an as-converted basis; provided, however, notwithstanding the foregoing:

(a) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Holder without the written consent of such Investor or Holder unless such amendment, termination or waiver applies by its terms to all Investors or Holders, as the case may be, in the same fashion;

(b) the consent of the Holders shall not be required for any amendment or waiver if such amendment or waiver either (i) is not directly applicable to rights of the Holders hereunder or (ii) does not adversely affect the rights of the Holders in a manner that is different than the effect on the rights of the other parties hereto;

(c) Schedule A and Schedule B may be amended by the Company from time to time to add information regarding additional Investors without the consent of the other parties hereto;

(d) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and

(e) Section 1.2(a)(i) shall not be amended or waived without the written consent of MPM; Section 1.2(a)(ii) shall not be amended or waived without the written consent of ARCH; Section 1.2(b)(i) shall not be amended or waived without the written consent of OVP; and Section 1.2(b)(ii) shall not be amended or waived without the written consent of Amgen, in each case, as long as such Investors are entitled to the rights conferred by Sections 1.2(a)(i), 1.2(a)(ii), 1.2(b)(i) and 1.2(b)(ii).

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 5.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

5.7 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

5.8 Additional Parties. The Company shall take all necessary action to ensure that each person who shall after the date hereof acquire in excess of one percent (1%) of the issued and outstanding shares of the capital stock of the Company or securities of the Company exchangeable or exercisable for or convertible into such number of shares of capital stock of the Company shall become a party to this Agreement by executing and delivering to the Company an Instrument of Adherence, and such additional party shall thereafter be added to Schedule A hereto and be deemed a Holder for all purposes of this Agreement, without the consent of the other parties hereto. The rights and obligations of any Investor under this Agreement may be assigned or transferred to a third party in connection with any permitted sale or transfer of such Investor’s shares, provided that such assignee or transferee shall agree to be bound by and execute a counterpart signature to this Agreement and thereafter, such assignee or transferee shall be deemed and “Investor” for the purposes of this Agreement.

5.9 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

5.10 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

5.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall including the corresponding masculine, feminine or neuter form, and the singular form of nouns and pronouns shall include the plural, and vice versa.

5.12 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

5.13 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

5.14 Lock-up Agreement. In connection with an underwritten public offering of securities of the Company, each Stockholder agrees not to sell publicly any shares of Stock owned (beneficially or of record) by such Stockholder or any other shares of Common Stock (other than shares of Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to an initial public offering of the Company’s securities or for such shorter period requested by the underwriters; provided, however, that (a) all other persons selling shares of Common Stock in such offering, all persons holding in excess of

1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 5.14; (b) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; (c) any discretionary waiver or termination of the restrictions of such agreements by the Company or the managing underwriter shall apply to all persons subject to such agreements pro rata based on the number of shares of Common Stock subject to such agreements; and (d) shares of Common Stock purchased in the open market or from the several underwriters on or after the date of the effectiveness of the registration statement shall not be restricted from transfer under such agreements. The Company may impose stop-transfer instructions with respect to the Stock owned by each Stockholder to enforce the provisions of this Section 5.14.

5.15 Aggregation of Stock. For purposes of determining the availability of any rights under this Agreement, all shares of Shares owned of record by any Affiliate of a Investor shall be deemed to be owned by such Investor.

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SCHEDULE A

Holders

Name and Address, Phone Number

Fax and Email of Investor

Deepshikha Datta

702 Park Avenue, #202

South Pasedena, CA 91030

Fax:

Email:

William Goddard

139-74 Caltech

Pasadena, CA 91125

Fax:

Email:

David Tirrell

Division Chair

Chemistry and Chemical Engineering

California Institute of Technology

Pasadena, CA 91125

Fax:

Email:

Meenu Chhabra

c/o Allozyne, Inc.

1616 Eastlake Ave. E., Suite 202

Seattle, WA 98102

Fax:

Email:   mchhabra@allozyne.com

Ken Grabstein

c/o Allozyne, Inc.

1616 Eastlake Ave. E., Suite 202

Seattle, WA 98102

Fax:

Email:   kgrabstein@allozyne.com

ISB

Institute for Systems Biology

1441 North 34th Street

Seattle, WA 98103

Attn: Lee Hood, Gary Raisl

Fax: (206) 732-1260

Email: lhood@systemsbiology.org

            graisl@systemsbiology.org

Investors

Name and Address, Phone Number
Fax and Email of lnvestor

ARCH Venture Fund V, L.P.
8725 W. Higgins Road
Suite 290
Chicago, IL 60631
Fax:	(773) 380-6606
Attn:	Steve Gillis
Email:	sgillis@archventure.com

ARCH V Entrepreneurs Fund, L.P.
8725 W. Higgins Road
Suite 290
Chicago, IL 60631
Fax:	(773) 380-6606
Attn:	Steve Gillis
Email:	sgillis@archventure.com

ARCH Venture Fund VI, L.P.
8725 W. Higgins Road
Suite 290
Chicago, IL 60631
Fax:	(773) 380-6606
Attn:	Steve Gillis
Email:	sgillis@archventure.com

Alexandria Equities, LLC
385 East Colorado Boulevard
Suite 299
Pasadena, CA 91101
Fax:	(626) 578-0770
Attn:	Joel Marcus
Email:	jmarcus@labspace.com

Alexandria Accelerator LLC
385 East Colorado Boulevard
Suite 299
Pasadena, CA 91101
Fax:	(626) 578-0770
Attn:	Joel Marcus
Email:	jmarcus@labspace.com

Name and Address, Phone Number
Fax and Email of lnvestor

Amgen Ventures LLC
4445 Eastgate Mall
Suite 230 San Diego, California 92121
Attention:	Joseph “Jay” Hagan
Managing Director
Email:	jhagan@amgen.com
Facsimile:	(858) 626-2709

MPM BioVentures III, L.P.
The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116
Fax:	(617) 425-9201
Attn:	Lauren Fiore Michael Steinmetz
Email:	lfiore@mpmcapital.com
msteinmetz@clarusventures.com

MPM BioVentures III-QP, L.P.
The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116
Fax:	(617) 425-9201
Attn:	Lauren Fiore
Michael Steinmetz
Email:	lfiore@mpmcapital.com
msteinmetz@clarusventures.com

MPM BioVentures III GmbH & Co.
Beteiligungs KG
The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116
Fax:	(617) 425-9201
Attn:	Lauren Fiore
Michael Steinmetz
Email:	lfiore@mpmcapital.com
msteinmetz@clarusventures.com

Name and Address, Phone Number
Fax and Email of lnvestor

MPM BioVentures III Parallel Fund, L.P.
The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116
Fax:	(617) 425-9201
Attn:	Lauren Fiore Michael Steinmetz
Email:	lfiore@mpmcapital.com
msteinmetz@clarusventures.com

MPM Asset Management Investors 2003
BVIII LLC
The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116
Fax:	(617) 425-9201
Attn:	Lauren Fiore
Michael Steinmetz
Email:	lfiore@mpmcapital.com
msteinmetz@clarusventures.com

OVP Venture Partners VI, L.P.
c/o OVP Venture Partners
1010 Market Street
Kirkland, WA 98033
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com
waite@ovp.com

OVP VI Entrepreneurs Fund, L.P.
c/o OVP Venture Partners
1010 Market Street
Kirkland, WA 98033
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com
waite@ovp.com